SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2004

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2004, the Corporate Governance and Human Resources Committee of the Board of Directors of ARAMARK Corporation (the “Company”) approved the performance objectives for the Company that will be used to determine the amount of the cash bonus awards that may be paid to the following executive officers of the Company for fiscal year ended September 30, 2005 under its Senior Executive Annual Performance Bonus Arrangement: Joseph Neubauer, L. Frederick Sutherland, Bart J. Colli, Timothy P. Cost, Lynn B. McKee, John R. Donovan, Andrew C. Kerin, Ravichandra K. Saligram and Thomas J. Vozzo. The performance objectives for fiscal 2005 are based on the following financial measures in the indicated proportions: Sales (40%), Net Income (40%) and Return on Gross Investment (20%). Bonus award amounts will be calculated for each participant based on the attainment of the indicated financials and adjusted downward by the Corporate Governance and Human Resources Committee of the Board of Directors using its discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: November 30, 2004	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and
Chief Financial Officer